UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

FLUX POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01
Entry into a Material Definitive Agreement.

On March 28, 2019 Flux Power, Inc. (the “Company”), which is a wholly-owned subsidiary of Flux Power Holdings, Inc. (the “Registrant”), entered into an amended and restated credit facility agreement (“Amended and Restated Credit Facility Agreement”) with Esenjay Investments, LLC, (“Esenjay”) and, Cleveland Capital, L.P., a Delaware limited partnership and a minority stockholder of the Registrant (“Cleveland” and Esenjay, together with additional parties that may join as a lender, the “Lenders”) to amend and restate the terms of the Credit Facility Agreement dated March 22, 2018 between the Company and Esenjay (the “Original Agreement”) in its entirety.

The Original Agreement was amended, among other things, to (i) increase the maximum principal amount available under line of credit from $5,000,000 to $7,000,000 (“LOC”), (ii) add Cleveland as additional lender to the LOC pursuant to which each lender has a right to advance a pro rata amount of the principal amount available under the LOC, (iii) extend the maturity date from March 31, 2019 to December 31, 2019, and (iv) to provide for additional parties to become a “Lender” under the Amended and Restated Credit Facility Agreement. In connection with the LOC, on March 28, 2019 the Company issued a secured promissory note to Cleveland (the “Cleveland Note”), and an amended and restated secured promissory note to Esenjay which amended and superseded the secured promissory note dated March 22, 2018 (“Esenjay Note” and together with the Cleveland Note, the “Notes”). The Notes were issued for the principal amount of $7,000,000 or such lesser principal amount advanced by the respective Lender under the Amended and Restated Credit Facility Agreement (the “Principal Amount”). The Notes bear an interest of fifteen percent (15%) per annum and a maturity date of December 31, 2019.

To secure the obligations under the Notes, the Company entered into an amended and restated credit facility agreement dated March 28, 2019 with the Lenders (the “Amended Security Agreement”). The Amended Security Agreement amends and restates the Guaranty and Security Agreement dated March 22, 2018 by and between the Company and the Esenjay, by among other things, adding Cleveland as a secured party to the agreement and appointing Esenjay as collateral agent.

Esenjay is a major stockholder of the Registrant (owning approximately 61.3% of the outstanding common stock of the Registrant as of April 2, 2019). Michael Johnson, a current member of the Registrant ’s board of directors, is a director and beneficial owner of Esenjay.

The foregoing description of the terms of the Amended and Restated Credit Facility Agreement, the Amended and Restated Security Agreement, the Esenjay Note, the Cleveland Note, and the Form of Secured Promissory Note, does not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, copies of which are filed hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 and are incorporated herein by reference.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01
Financial Statement and Exhibits.

10.1
Amended and Restated Credit Facility Agreement, dated March 28, 2019
10.2
Amended and Restated Security Agreement dated March 28, 2019
10.3
Amended and Restated Secured Promissory Note dated March 28, 2019 issued to Esenjay Investments, LLC
10.4
Secured Promissory Note dated March 28, 2019 issued to Cleveland Capital, L.P.
10.5
Form of Secured Promissory Note

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc., A Nevada Corporation

Dated: April 2, 2019	By:	/s/ Ronald F. Dutt
Ronald F. Dutt
Chief Executive Officer